OMB APPROVAL

OMB Number:	3235-0059
Expires:	August 31, 2004
Estimated average burden hours per response	14.73

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CHILDTIME LEARNING CENTERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CHILDTIME LEARNING CENTERS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 30, 2003

To the Shareholders:

      PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Childtime Learning Centers, Inc. (the “Company”) will be held at the Childtime Learning Centers, Inc. Corporate Office, 21333 Haggerty Road, Suite 300, Novi, MI 48375, on July 30, 2003, at 10:30 a.m., Eastern Daylight Time, to consider and act upon the following matters:

(1) The election of two directors to serve until the 2006 Annual Meeting of Shareholders, and the election of a third director to serve until the 2004 Annual Meeting of Shareholders, and until their successors shall have been duly elected and qualified.

(2) The approval of the proposed Childtime Learning Centers, Inc. 2003 Equity Compensation Plan, covering 1,500,000 shares of common stock.

(3) Such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on June 23, 2003 will be entitled to vote at the meeting.

      Your attention is called to the attached proxy statement and the accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

      A copy of the Annual Report of the Company for the fiscal year ended March 28, 2003 accompanies this Notice.

By Order of the Board of Directors

IRA L. YOUNG
Secretary

Novi, Michigan

July 1, 2003

CHILDTIME LEARNING CENTERS, INC.

21333 Haggerty Road, Suite 300
Novi, MI 48375

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 30, 2003

General Information

      The Annual Meeting of Shareholders (the “Meeting”) of Childtime Learning Centers, Inc. (the “Company”) will be held at the Childtime Learning Centers, Inc. Corporate Office, 21333 Haggerty Road, Suite 300, Novi, MI 48375, on July 30, 2003, at 10:30 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is July 1, 2003.

      It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The Board of Directors of the Company solicits the proxy. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers, and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

      All references in this Proxy Statement to “fiscal 2003” are references to the Company’s fiscal year ended March 28, 2003. Unless otherwise stated, references to the “Company” mean Childtime Learning Centers, Inc. and its wholly owned subsidiaries.

Voting Securities and Principal Holders

      Only holders of record of shares of the Company’s common stock, no par value (the “common stock”), at the close of business on June 23, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On the Record Date, there were issued and outstanding 19,516,210 shares of the common stock.

      As of the Record Date, the following persons were known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock.

Person	Shares	Percent

Jacobson Partners Group (1)	15,268,400	76.2%
c/o Benjamin Jacobson
595 Madison Avenue, Suite 3100
New York, NY 10022
Childcare Associates (2)	2,427,373	12.4%
c/o Kellner, DiLeo & Co.
900 Third Avenue, 10th Floor
New York, New York 10022

(1)	Based on the Amendment to Schedule 13D as filed by such holders with the Securities and Exchange Commission as of May 16, 2003. Consists of all shares of common stock beneficially owned by members of the Jacobson Partners Group, including George A. Kellner, Benjamin R. Jacobson and James J. Morgan, as reported on the Schedule 13D, as amended, filed by the Group. Includes (i) 3,583,779 shares beneficially owned by Mr. Kellner, including the shares owned by Childcare Associates (see note 2 below), (ii) 346,818 shares beneficially owned by Mr. Morgan and (iii) 11,628,136 shares beneficially owned by Mr. Jacobson. Mr. Jacobson is the managing partner of Jacobson Partners and Mr. Morgan is a partner of Jacobson Partners. Mr. Kellner, Mr. Jacobson and Mr. Morgan are all investors in or co-investors of JP Acquisition Fund II, L.P. and JP Acquisition Fund III, L.P., entities controlled by affiliates of Jacobson Partners. Mr. Kellner also serves as a special advisor to Jacobson Partners. Reference is made to the table (and, in particular, notes 4, 6, 7 and 8 to such table) set forth under the caption “Election of Directors”.

(2)	Reference is made to the table (and, in particular, note 7 to such table) set forth under the caption “Election of Directors”. Mr. Kellner is the managing partner of Childcare Associates.

I. ELECTION OF DIRECTORS

      The Board of Directors proposes that Benjamin R. Jacobson and Brett D. Shevack be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2006, and in each case, until his successor is elected and qualified. The Board of Directors also proposes that Kenneth Johnsson be elected as a director of the Company to hold office until the Annual Meeting of Shareholders in 2004, and until his successor is elected and qualified. Mr. Johnsson is being nominated to provide franchisees of the Company with representation on the Board of Directors, as agreed to by the Company in connection with its acquisition of Tutor Time Learning Systems. It is contemplated that the term of the franchisee representative will be one year. Accordingly, to create a one-year vacancy on the Board of Directors, Mr. Jacobson, who had previously been elected to the Board of Directors to serve until the 2004 Annual Meeting of Shareholders, has tendered his resignation from the Board effective as of the 2004 Annual Meeting and is being nominated for election as a director to hold office until the 2006 Annual Meeting of Shareholders.

      The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. The two nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holder. The following information is furnished with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after this meeting, and with respect to each executive officer of the Company named in the Summary Compensation Table below:

					Percentage of
			Shares of		Outstanding Shares
			Common Stock		of the Company’s
		Positions and	of the Company		Common Stock
Name and Year		Offices with the	Beneficially		Beneficially
First Became		Company and Other	Owned as of		Owned as of
a Director(1)	Age	Principal Occupations	the Record Date(2)		the Record Date

Directors and Nominees for Election as Directors
William D. Davis (2002)	53	President and Chief Executive Officer of the Company	115,000	(3)	*
Jason K. Feld (1996)	49	Vice-President of Assessment Technologies, Inc. (Tucson, Arizona)	12,750	(4)(5)	*
Paula L. Gavin (2002)	57	President and Chief Executive Officer of YMCA of Greater New York (New York, New York)	0		0

					Percentage of
			Shares of		Outstanding Shares
			Common Stock		of the Company’s
		Positions and	of the Company		Common Stock
Name and Year		Offices with the	Beneficially		Beneficially
First Became		Company and Other	Owned as of		Owned as of
a Director(1)	Age	Principal Occupations	the Record Date(2)		the Record Date

Benjamin R. Jacobson (1996)	58	Chairman of the Board of the Company and Managing Partner of Jacobson Partners (New York, New York)	11,628,136	(6)	59.4%
Kenneth Johnsson (2002)	51	Tutor Time Franchisee (Brewster, New York)	0		0
George A. Kellner (1995)	60	Vice Chairman of the Board of the Company and Chief Executive Officer of Kellner, DiLeo & Co. (New York, New York)	3,583,779	(4)(7)	18.4%
James J. Morgan (2001)	61	Partner of Jacobson Partners (New York, New York)	346,818	(8)	*
Brett D. Shevack (2002)	52	Vice Chairman, Brand Initiatives, of BBDO New York (New York, New York)	0		0
Other Named Executive Officers
Frank M. Jerneycic			0		0
Scott W. Smith			0		0
Leonard C. Tylka			33,716	(9)	*
Karen R. Danner			0		0
All directors and executive officers as a group (12 persons)			15,356,150	(10)	77.4%

*	Less than 1%.

(1)	All addresses are care of Childtime Learning Centers, Inc., 21333 Haggerty Road, Suite 300, Novi, Michigan 48375.

(2)	Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)	Consists of shares of common stock issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(4)	Includes 12,500 shares of common stock issuable pursuant to stock options, granted under the Company’s Director Stock Option Plan, that are exercisable within 60 days after the Record Date.

(5)	Includes 250 shares of common stock with respect to which Mr. Feld shares voting and investment powers with his spouse.

(6)	Includes 10,000 shares of common stock issuable pursuant to stock options, granted under the Company’s Director Stock Option Plan, that are exercisable within 60 days after the Record Date. Also includes 292,663 shares (including 4,317 shares issuable pursuant to options, granted upon consummation of the Company’s rights offering, that are exercisable within 60 days of the Record Date (the

“Standby Commitment Options”) (see “Compensation Committee Interlocks and Insider Participation” below)) owned directly by Mr. Jacobson. Pursuant a Securityholders’ Agreement dated as of September 23, 2002, among certain shareholders of the Company (the “Securityholders’ Agreement”), Jacobson Partners has certain significant rights to restrict or compel the disposition of such 292,663 shares, and thus Mr. Jacobson has sole voting power but may be deemed to have shared dispositive power with respect to such shares. Also includes 2,327,712 shares (including 86,012 shares issuable pursuant to Standby Commitment Options) directly owned by JP Acquisition Fund II, L.P., 6,887,851 shares (including 262,610 shares issuable pursuant to Standby Commitment Options) directly owned by JP Acquisition Fund III, L.P., and 622,656 shares held by the Jacobson Partners Profit Sharing Plan, as to which shares Mr. Jacobson may be deemed to have shared voting power and shared dispositive power. Also includes 1,487,254 shares (including 47,061 shares issuable pursuant to Standby Commitment Options) directly owned by other members of the Jacobson Partners Group as to which, pursuant to the Securitiesholders’ Agreement, Mr. Jacobson has certain proxy voting rights and Jacobson Partners has certain significant rights to restrict or compel the disposition of such shares. Consequently, Mr. Jacobson may be deemed to have shared voting power and shared dispositive power with respect to such shares. Mr. Jacobson is (a) the managing partner of Jacobson Partners, which is the sole member of JPAF III LLC, which is the general partner of JP Acquisition Fund III, L.P., (b) the controlling shareholder of JPAF, Inc., which is the general partner of JPAF Limited Partnership, which is the general partner of JP Acquisition Fund II, L.P., and (c) a co-trustee of the Jacobson Partners Profit Sharing Plan.

(7)	Includes 2,427,373 shares of common stock owned by Childcare Associates and 437,627 shares of common stock owned by KD Partners II. Mr. Kellner is the managing partner of Childcare Associates and the managing partner of KD Special Situations Partners, the investment general partner of KD Partners II. Also includes 63,450 shares of common stock owned by Mr. Kellner’s spouse, with respect to which shares Mr. Kellner may be deemed to have shared voting power and shared dispositive power. Mr. Kellner is a member of the Jacobson Partners Group, but he disclaims beneficial ownership of all shares beneficially owned by other members of the Group. Also includes 93,515 shares of common stock (including 6,401 shares issuable pursuant to Standby Commitment Options (see “Compensation Committee Interlocks and Insider Participation” below)) owned directly by Mr. Kellner as to which, pursuant to the Securityholders’ Agreement, Jacobson Partners has certain significant rights to restrict or compel their disposition and Mr. Jacobson has certain proxy voting rights. Consequently, Mr. Kellner may be deemed to have shared voting power and shared dispositive power with respect to such 93,515 shares.

(8)	Includes 110,000 shares of common stock issuable pursuant to options, granted in connection with Mr. Morgan’s consulting arrangement with the Company, that are exercisable within 60 days after the Record Date. Mr. Morgan is a partner of Jacobson Partners and thus a minority investor in funds included in the Jacobson Partners Group, but he disclaims beneficial ownership of all shares beneficially owned by other members of the Group. Also includes 236,818 shares of common stock (including 5,298 shares issuable pursuant to Standby Commitment Options (see “Compensation Committee Interlocks and Insider Participation” below)) owned directly by Mr. Morgan as to which, pursuant to the Securityholders’ Agreement, Jacobson Partners has certain significant rights to restrict or compel their disposition and Mr. Jacobson has certain proxy voting rights. Consequently, Mr. Morgan may be deemed to have shared voting power and shared dispositive power with respect to such 236,818 shares.

(9)	Includes 26,666 shares issuable pursuant to options, granted in connection with Mr. Tylka’s consulting arrangement with the Company, which are exercisable within 60 days of the Record Date. Although Mr. Tylka is a minority investor in Childcare Associates, he disclaims beneficial ownership of the shares of common stock owned by such shareholder.

(10)	Includes shares issuable pursuant to stock options that are exercisable within 60 days of the Record Date, as described in the foregoing notes. Does not include shares, or shares issuable pursuant to stock options, held by former executive officers or directors of the Company.

Other Information Relating to Directors and Nominees

      The following is a brief account of the business experience during the past five years of each member or nominee of the Board of Directors of the Company.

      William D. Davis has served as the President and Chief Executive Officer of the Company since July 22, 2002, and as a Director since August 2002. Mr. Davis was formerly President and Chief Executive Officer of Tutor Time Learning Systems, Inc., from March 2002 until the Company’s acquisition of Tutor Time in July 2002. Tutor Time filed Chapter 11 bankruptcy in May 2002. Prior to joining Tutor Time, Mr. Davis served as Chief Executive Officer of Waterbury Holdings, a holding company located in Burlington, Vermont, from March 1995 through January 1998. During his association with Waterbury Holdings, Mr. Davis held the position of Partner and Chief Executive Officer of Waterbury’s affiliates, including McKenzie LLC, All Season’s Kitchen LLC, Franklin County Cheese Corporation, Waterbury Fresh Foods LLC, Rondele LLC, and Frank Hahn Incorporated. In December 1998, Mr. Davis, along with other investors, purchased Rondele Foods LLC from Waterbury Holdings, and he became Chairman of the newly-formed company, Rondele Specialty Foods, based in Wausau, Wisconsin. Mr. Davis also served as the President and Chief Executive Officer of ChefExpress.Net Inc., an Internet-based virtual warehouse providing ingredients and specialty food, from January 2000 through June 2001. Mr. Davis is also a board member of Green Mountain Coffee Roasters Inc., where he serves as Chairman of the Audit Committee.

      Dr. Jason K. Feld has been a Vice President of Assessment Technology Incorporated since 1986. Assessment Technology Incorporated is a private Tucson, Arizona based corporation that creates, distributes and supports the use of technology to promote learning and documents the effectiveness of educational programs on children. In addition to his past service as a faculty member at the University of Arizona, Dr. Feld has served on boards and committees for educational organizations. His work has been published in books, technical reports and research articles.

      Paula L. Gavin is the President and Chief Executive Officer of the YMCA of Greater New York. While serving in that capacity, she has been responsible for the management and development of 20 branches and 200 YMCA program locations in New York City since 1990. Prior to that, Ms. Gavin was Vice President of Network Operations at AT&T, where her responsibilities included business planning, finance, personnel and training for AT&T’s operations unit.

      Benjamin R. Jacobson has served as a director of the Company since February 1996 and as the Company’s Chairman of the Board since December 2002. Since 1989, he has been the managing general partner of Jacobson Partners, a New York City based private equity firm. Mr. Jacobson also serves as a board member for several privately held companies.

      Kenneth Johnsson is a Tutor Time franchisee currently responsible for the operation of two Tutor Time centers in Connecticut and New York. Prior to opening his first franchise in 1995, Mr. Johnsson held various sales and management positions with Strauss Paper Company located in Port Chester, New York.

      George A. Kellner has been a director of the Company since 1996 and of its predecessor since July 1990. He has also served as the Company’s Chairman of the Board until August 2001, at which time he became the Company’s Vice Chairman of the Board. Mr. Kellner is Chief Executive Officer of Kellner, DiLeo & Co., a private New York City based firm specializing in merger and convertible arbitrage, distressed and high-yield investing and special situations. Kellner, DiLeo & Co. is a member firm of the New York and American Stock Exchanges. Mr. Kellner is a Trustee of Milton Academy and Bard College, Vice Chairman of Phoenix House, a member of the Board of Overseers at the NYU Stern School of Business, a member of the Advisory Council of the Department of Economics at Princeton University and a member of the Dormitory Authority of the State of New York.

      James J. Morgan has served as the Interim President and Chief Executive Officer of the Company from January 2001 until August 2001 and from March 2002 until July 22, 2002. Mr. Morgan has also served as the Company’s Chairman of the Board from August 2001 until December 2002. Since January 2002, Mr. Morgan has been a partner of Jacobson Partners, having previously acted as an investor in Jacobson Partners performing consulting assignments for that entity. Benjamin Jacobson, the Chairman of the Board of the

Company, is the managing general partner of Jacobson Partners. Mr. Morgan retired in 1997 as President and Chief Executive Officer of Philip Morris Incorporated. Mr. Morgan also serves as a board member for several privately held companies.

      Brett D. Shevack is the Vice Chairman, Brand Initiatives, of BBDO New York, an advertising agency headquartered in New York, New York. Prior to joining BBDO, Mr. Shevack was the President of the Wolf Group, an integrated advertising agency which acquired Partners & Shevack, an agency founded by Mr. Shevack, in 1998.

Meetings of the Board of Directors and Board Committees and Compensation of Directors

      No director attended fewer than 75% of the eight Board of Director meetings held in fiscal 2003 or the one Compensation Committee meeting held during fiscal 2003. Messrs. Feld and Shevack, however, each attended fewer than 75% of the two Audit Committee meetings held in fiscal 2003 during the time they served on the Audit Committee.

      The Board of Directors of the Company currently has an Audit Committee and a Compensation Committee. The Board of Directors does not have a separate nominating committee.

      The duties of the Compensation Committee include recommending to the entire Board of Directors of the Company the compensation arrangements for senior management and directors of the Company and administration of the 1995 Stock Incentive Plan For Key Employees. During fiscal 2003, the Compensation Committee held one meeting. The current members of the Compensation Committee are Paula L. Gavin, George A. Kellner and James J. Morgan. Mr. Morgan is the Chairman of the Compensation Committee. Upon adoption of the proposed Childtime Learning Centers, Inc. 2003 Equity Compensation Plan, the Compensation Committee will be reconstituted to consist only of independent directors.

      The duties of the Audit Committee include reviewing the services provided by the Company’s independent auditors, consulting with such auditors on audits and proposed audits, and reviewing the need for internal auditing procedures and the adequacy of internal controls. During fiscal 2003, the Audit Committee held four meetings. The current members of the Audit Committee are Jason K. Feld, Paula L. Gavin and Brett D. Shevack. Ms. Gavin is Chairperson of the Audit Committee.

      For the fiscal year ended March 28, 2003, the standard arrangement for compensation of directors was as follows: officers of the Company who were directors (including the non-executive Chairman of the Board) did not receive any additional compensation for services as a director. Directors who were not employees of the Company received directors’ fees of $4,000 per year, paid in quarterly installments, $1,500 for each Board meeting attended and $250 for each Committee meeting attended. Prior to October, 2002, the standard arrangement for compensation of directors provided for annual directors’ fees of $6,000 and per meeting fees of $500. Directors who are not employees of the Company are also participants in the Company’s Director Stock Option Plan. Pursuant to such plan, options to purchase 2,500 shares are granted to each non-employee director, subject to availability, at each annual meeting at which they are elected or remain in office. Options for up to 75,000 shares are available for grant under the Director Stock Option Plan, each of which becomes fully vested and exercisable on the first anniversary of the date of grant. The exercise price of options granted under the Plan will equal the market price of the common stock at the time of grant.

      On October 16, 2002, as an inducement to their acceptance of their appointment to the Company’s Board of Directors, each of Paula L. Gavin, Kenneth Johnsson and Brett D. Shevack were granted options to purchase 2,500 shares of the Company’s common stock at $1.50 per share (the price per share, as reported on The Nasdaq SmallCap Market, at the close of business on such date). The options vest on the first anniversary of the grant date and expire in October 2007.

II. COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth information for the fiscal years ended March 28, 2003, March 29, 2002 and March 30, 2001 concerning the compensation of the Company’s Chief Executive Officer, the other executive officers of the Company having total annual compensation during fiscal 2003 in excess of $100,000, one other individual who served as the Company’s Chief Executive Officer during fiscal 2003 and two individuals who served as executive officers of the Company during fiscal 2003.

SUMMARY COMPENSATION TABLE

		Annual		Long-Term
		Compensation		Compensation

	Fiscal			Options		All Other
Name and Position	Year	Salary	Bonus	(Shares)		Compensation

William D. Davis	2003	$225,000	$157,500	235,000		$8,000	(1)
President and Chief Executive Officer

Frank M. Jerneycic	2003	$101,637	$73,000	50,000		—
Chief Financial Officer and Treasurer

Scott W. Smith	2003	$119,171	$55,000	5,000		—
Vice President of Human Resources

James J. Morgan(2)(3)	2003	$32,986	—	—		—
Former Interim President and	2002	135,000	—	110,000	(4)	—
Chief Executive Officer	2001	32,045	—	60,000		108,337	(5)

Leonard Tylka(2)(6)	2003	$134,172	—	—		—
Former Interim Chief	2002	154,168	—	20,000		18,004	(7)
Financial Officer and Treasurer	2001	47,538	—	10,000		—

Karen R. Danner(8)	2003	$170,000	—	—		125,441	(9)
Former Vice President of	2002	5,899	—	15,000		—
Corporate Operations

(1)	Represents relocation expenses reimbursed by the Company.

(2)	Appointment as interim officer, and related compensation, was pursuant to a consulting arrangement with the Company (see “Consulting Agreements” below).

(3)	Effective July 22, 2002, Mr. Morgan ceased serving as the Company’s Interim President and Chief Executive Officer.

(4)	Includes option for 60,000 shares granted during fiscal 2001, with respect to which the expiration date was extended during fiscal 2002.

(5)	Includes compensation expense related to stock options granted below market price.

(6)	Effective August 30, 2002, Mr. Tylka ceased serving as the Company’s Interim Chief Financial Officer and Treasurer.

(7)	Includes compensation expense related to stock options granted to Mr. Tylka on September 1, 2001.

(8)	Effective March 26, 2003, Ms. Danner ceased serving as the Company’s Vice President of Corporate Operations.

(9)	Represents $30,441 of relocation expenses reimbursed by the Company and $95,000 paid in severance.

Mr. Jerneycic is also entitled to receive severance, equal to three months of his base salary, in the event his employment is terminated by the Company without cause.

Option Grants in Fiscal 2003

      The following table provides details regarding stock options granted to the executive officers named in the above Summary Compensation Table in the last fiscal year.

						Potential Realizable
						Value At Assumed
	Individual Grants					Annual Rates of
						Stock Price
			% of Total			Appreciation for
	Number of		Options Granted	Exercise		Term(5)
	Options		to Employees in	Price Per	Expiration
Name	Granted		Fiscal Year	Share	Date	0%	5%	10%

William D. Davis	150,000	(1)	50.8%	$3.50	8/15/09	NA	NA	$78,941
	85,000	(2)	28.8	3.50	8/15/09	NA	NA	44,733
Frank M. Jerneycic	50,000	(3)	16.9	3.50	8/26/09	NA	NA	22,287
Scott W. Smith	5,000	(4)	1.7	3.15	5/1/09	NA	NA	9,616
James J. Morgan	—		—	—	—	—	—	—
Leonard Tylka	—		—	—	—	—	—	—
Karen R. Danner	—		—	—	—	—	—	—

(1)	This option vests in five equal annual installments of 30,000 shares beginning on August 15, 2003, and vests in full if Mr. Davis is terminated within six months following a change in control of the Company.

(2)	This option vested in full as of February 15, 2003. As originally granted, each year during the term of this option, Mr. Davis was required to exercise the option with regard to an amount of shares equal to (a) 50% of any annual cash bonus paid to him by the Company that year, divided by (b) $3.50, up to a maximum of 40,160 shares per calendar year. The option was amended to eliminate this mandatory exercise feature.

(3)	This option vests in five equal annual installments of 10,000 shares beginning on August 28, 2003, and vests in full upon a change in control of the Company.

(4)	This option vests in full on May 1, 2005 or, if earlier, upon a change in control of the Company.

(5)	In accordance with SEC rules, these columns show gains that might exist for the options over the life of the option. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation paid to the option holders will be zero. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Of course, actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock. There can be no assurance that the amounts reflected in the table will be achieved. A 5% or 10% annually compounded increase in the Company’s stock price from the date of grant to the end of the applicable term for the options granted to Mr. Davis would result in stock prices of $3.19 and $4.03, respectively, for the options granted to Mr. Jerneycic would result in stock prices of $3.13 and $3.95, respectively, and for the options granted to Mr. Smith would result in stock prices of $4.02 and $5.07, respectively.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning stock options exercised during the fiscal year ended March 28, 2003, by the executive officers named in the above Summary Compensation Table, as well as the value of unexercised options held by such persons on March 28, 2003, as measured in terms of the closing price of the common stock on that date as quoted on The Nasdaq SmallCap Market ($1.00 per share).

	Shares			Value of Unexercised
	Acquired		Number of Unexercised	In-the-Money Options
	Upon	Value	Options at Fiscal Year-End	At Fiscal Year End
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

William D. Davis	0	—	85,000/150,000	—/—
Frank M. Jerneycic	0	—	0/50,000	—/—
Scott W. Smith	0	—	0/5,000	—/—
James J. Morgan	0	—	110,000/0	—/—
Leonard Tylka	0	—	26,600/3,400	—/—
Karen R. Danner	0	—	0/0	—/—

Incentive Bonus Plan

      During fiscal 2003, each of the executive officers of the Company, other than James J. Morgan and Leonard C. Tylka, participated in the Company’s incentive bonus plan which would entitle the executive officers to receive a bonus upon the Company achieving a targeted level of operating earnings during fiscal 2003. These bonus arrangements were structured by the Company’s Compensation Committee during fiscal 2003. Although the Company failed to achieve of the objectives of the incentive formula with respect to the executive officers, discretionary bonuses were paid to the executive officers, as specified above in the “Summary Compensation Table”, and to other key management employees based on improvements in operating earnings during the second half of fiscal 2003.

Consulting Agreements

      In January 2001, the Company entered into consulting agreements with each of James J. Morgan and Leonard C. Tylka. The agreement with Mr. Morgan had a six-month term starting January 16, 2001, which was extended by the Company and Mr. Morgan. During the term, Mr. Morgan functioned as a consultant until January 29, 2001, at which time he was appointed Interim Chief Executive Officer and President of the Company. As compensation for his services, Mr. Morgan was to receive a $15,000 per month consulting fee, reimbursement of reasonable business expenses, and options to purchase 60,000 shares of the Company’s common stock, at an exercise price of $7.00 per share. The options had a two-year term and vested at the rate of 10,000 shares per month, with the first 10,000 shares vesting on January 29, 2001. Pursuant to the consulting agreement, Mr. Morgan was appointed to the Board of Directors effective January 29, 2001, which appointment would continue after termination of his role as Interim Chief Executive Officer. In July 2001, the Company entered into a new consulting agreement with Mr. Morgan. Pursuant to the new arrangement, Mr. Morgan was appointed the Company’s Chairman of the Board and ceased serving as Interim Chief Executive Officer and President, effective August 2001. As compensation for his services, Mr. Morgan received a $7,500 per month consulting fee, reimbursement of reasonable business expenses, and options to purchase 50,000 shares of the Company’s common stock, at an exercise price of $11.00 per share. The options vest one year from the date of grant and expire September 2006. The options automatically vest upon a change of control of the Company. In addition, the expiration date for the previously granted option to acquire 60,000 shares of the Company’s common stock was extended to September 2006. In March 2002, Mr. Morgan was reappointed as the Company’s Interim Chief Executive Officer and President, positions he filled until July 22, 2002. Mr. Morgan’s consulting arrangement ended in November 2002.

      Pursuant to the consulting agreement with Mr. Tylka, Mr. Tylka was appointed as the Company’s Interim Chief Financial Officer effective as of January 29, 2001. For his services, Mr. Tylka was to receive an annual consulting fee in the amount of $150,000, payable monthly in arrears, and reimbursement of reasonable business expenses. Mr. Tylka’s engagement as consultant was to continue until terminated by the Company’s Chairman of the Board upon sixty days’ prior written notice. This consulting agreement replaced the consulting agreement with Mr. Tylka, entered into in May 1997, which provided Mr. Tylka with annual consulting fees of $25,000. In February 2002, the Company entered into a new consulting agreement with

Mr. Tylka, extending his appointment as the Company’s Interim Chief Financial Officer until June 30, 2002. Since June 30, 2002, Mr. Tylka’s consulting arrangement had been extended on a month-to month basis until November 2002. For his services, Mr. Tylka received an annual consulting fee in the amount of $175,000, payable monthly in arrears, and reimbursement of reasonable business expenses. Mr. Tylka received a $10,000 severance payment from the Company upon the termination of his consulting arrangement. In connection with his consulting arrangement, in March 2001, Mr. Tylka was granted options to purchase 10,000 shares of the Company’s common stock at a price of $7.97 per share. These options vest evenly over 3 years and expire in March 2007. In September 2001, Mr. Tylka was granted additional options to purchase 20,000 shares at $11.00 per share. These additional shares vest in September 2002 and expire in September 2006. Mr. Tylka’s options automatically vest upon a change of control of the Company.

Certain Relationships and Related Parted Transactions

      For related party transactions and a summary of certain other relationships involving the Company and its directors and executive officers, please see “Consulting Agreements” above and “Compensation Committee Interlocks and Insider Participation” below.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee currently consists of Ms. Gavin and Messrs. Kellner and Morgan. All the members of the Compensation Committee are currently non-employee directors of the Company. Mr. Morgan, however, was the Interim President and Chief Executive Officer of the Company from January 2001 until August 2001 and from March 2002 until July 2002. Mr. Milton Dresner was a member of the Compensation Committee until his resignation from the Board of Directors in October 2002. Mr. Dresner was a non-employee director of the Company. Upon adoption of the proposed Childtime Learning Centers, Inc. 2003 Equity Compensation Plan, the Compensation Committee will be reconstituted to consist only of independent directors.

      Mr. Morgan, a former executive officer of the Company, serves on the compensation committee of Bertucci’s Corporation, the chief executive officer of which is Benjamin R. Jacobson.

      In July 2000, the Company retained Jacobson Partners to provide management and financial consulting services. Jacobson Partners is a private equity firm of which Benjamin R. Jacobson, the Chairman of the Board of the Company, is the managing general partner, James J. Morgan, a director and former Chairman of the Board and Interim Chief Executive Officer of the Company, is a partner, and George A. Kellner, the Company’s Vice Chairman of the Board, is a special advisor. As consideration for the provision of such services to the Company and its Board of Directors, Jacobson Partners is entitled to receive an annual fee of $250,000, plus reimbursement of reasonable out-of-pocket expenses. The agreement will continue in effect until terminated by either party upon six months’ prior written notice. As additional consideration for its services, the Company granted to Jacobson Partners, and its designees, two options to acquire, in the aggregate, up to 557,275 shares of the Company’s common stock. Options for 294,117 shares were exercised at a cost of $2,500,000. The options to acquire the remaining 263,158 shares expired July 2002. The 294,117 shares acquired by Jacobson Partners and its designees upon exercise of the options are subject to registration rights until July 2007.

      As part of its agreement with the Company, Jacobson Partners agreed that, until July 2002, neither it nor its designees would acquire additional shares of the Company’s common stock (whether in the open market or in private transactions) (i) having an aggregate purchase price in excess of $2,500,000 or (ii) at the same time the Company would be engaged in a share repurchase agreement. During that two-year period, pursuant to a separate agreement with Childcare Associates and KD Partners II (Company shareholders controlled by Mr. Kellner), Jacobson Partners and its designees had the right to acquire Company shares owned by such entities to the extent investors in such entities wish to have their pro rata interest in the Company’s common stock sold; provided that any shares so purchased by Jacobson Partners and its designees would be subject to an irrevocable voting proxy in favor of Mr. Kellner. All shares of the common stock acquired by Jacobson

Partners and its designees during the first two years of the agreement, including shares purchased in the open market or in private transactions, are subject to registration rights until July 6, 2007.

      On June 26, 2002, in connection with the Company’s acquisition of substantially all of the assets of Tutor Time Learning Systems, Inc., the Company entered into an investment advisory agreement with Jacobson Partners. Upon consummation of the acquisition, Jacobson Partners earned a fee consisting of a cash payment of $333,334 and the issuance of 175,438 shares of the Company’s common stock.

      In July 2002, to provide a majority of the funding to finance the Company’s acquisition of substantially all of the assets of Tutor Time Learning Systems, Inc., and to provide related working capital, the JP Acquisition Fund Group, a group of lenders organized by Jacobson Partners, loaned an aggregate of $14,000,000 to the Company. The loans, evidenced by the Prior Subordinated Notes, were subject to a subordination agreement in favor of the Company’s secured creditor, bore interest at 15% (of which only 7% is payable in cash unless certain conditions are met, with the rest payable in kind with the issuance of additional subordinated debt) and had an original maturity of December 31, 2004. The terms of this subordinated loan arrangement were approved by a Special Committee of the Board of Directors. Although Jacobson Partners received no consideration for arranging this financing, lenders included JP Acquisition Fund II, L.P. and JP Acquisition Fund III, L.P., entities controlled and managed by affiliates of Jacobson Partners (for an aggregate of $10,497,154), Mr. Jacobson (for $115,703), Mr. Kellner (for $174,429) and Mr. Morgan (for $225,000). During fiscal 2003, the Prior Subordinated Notes held by these related lenders accrued interest in the following amounts: JP Acquisition Fund II, L.P. and JP Acquisition Fund III, L.P. — $1,170,264; Mr. Jacobson — $12,899; Mr. Kellner — $19,446; and Mr. Morgan — $25,084.

      Also in July 2002, certain members of the JP Acquisition Fund Group (the “Optionees”) agreed to arrange for the Company to obtain a standby purchase commitment in connection with the Company’s Rights Offering. As consideration for such commitment, a Special Committee of the Board of Directors approved the grant to the Optionees of options (the “Standby Commitment Options”) to purchase, in the aggregate, up to 400,000 shares of common stock, until July 19, 2006, at an exercise price of $5.00 per share (approximately 171% of the five-day average of the daily closing prices of the common stock on The Nasdaq National Market System as of July 19, 2002, the date of the agreement). All shares acquired by the Optionees would be subject to registration rights, pursuant to which, until July 6, 2007, the Optionees would have the right to cause the Company to register, at the Company’s expense, their shares of common stock, whenever the Company is otherwise registering shares (except in certain circumstances). The option grant to the Optionees was approved by the Company’s shareholders and became effective and fully vested upon consummation of the Rights Offering. Optionees receiving Standby Commitment Options included Mr. Jacobson (options for 4,790 shares, including 473 shares reflecting his proportionate interest in options beneficially owned by Jacobson Partners, Mr. Kellner (options for 6,401 shares) and Mr. Morgan (options for 5,303 shares, including 5 shares reflecting his proportionate interest in options beneficially owned by Jacobson Partners).

      In February 2003, prior to the commencement of the Rights Offering, the JP Acquisition Fund Group entered into a Standby Securities Purchase Agreement pursuant to which the Group agreed to purchase the securities to be offered by the Company as part of the Rights Offering not subscribed for by the Company’s shareholders, at the same price to be made available under the Rights Offering to the Company’s shareholders. Upon consummation of the Rights Offering and the purchases contemplated under the Standby Securities Purchase Agreement, the JP Acquisition Fund Group acquired an aggregate of 76,023 Units, consisting of 10,719,243 shares of common stock and $2,660,805 principal amount of New Subordinated Notes. The Units were acquired at the Rights Offering price of $158.52 per Unit. Of such amounts, Mr. Jacobson acquired 887,525 shares and $220,308 of New Subordinated Notes (including 11,069 shares and $2,748 of New Subordinated Notes reflecting his proportionate interest in securities beneficially owned by Jacobson Partners), Mr. Kellner and his spouse acquired 665,802 shares and $165,270 of New Subordinated Notes, and Mr. Morgan acquired 226,569 shares and $56,241 of New Subordinated Notes (including 123 shares and $31 of New Subordinated Notes reflecting his proportionate interest in securities beneficially owned by Jacobson Partners).

Compensation Committee Report on Executive Compensation

          General

      The Compensation Committee’s overall compensation policy applicable to the Company’s executive officers is to provide a compensation program that will attract and retain qualified executives for the Company and provide them with incentives to achieve the Company’s goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries, incentive bonuses and by granting stock options. The Compensation Committee’s current policy is not to provide significant pension or other retirement benefits for the Company’s executives.

          Salaries

      The Compensation Committee’s policy is to provide salaries that are generally competitive with those of comparable officers in comparably sized companies in the child care and other service industries. In setting individual salary levels for the executive officers (including the Chief Executive Officer) of the Company, members of the Compensation Committee determined such competitive salaries based on their own subjective judgments. With respect to establishing salaries for executive officers other than the Chief Executive Officer, the Compensation Committee also relied on the recommendations of the Company’s Chief Executive Officer.

      The former interim Chief Executive Officer’s salary for fiscal 2003 was established by the Compensation Committee in accordance with such individual’s consulting agreement with the Company.

          Bonuses

      The Compensation Committee’s policy is that a significant portion of the executive officer’s total compensation should be tied to incentive bonus plans. As a result, the compensation of the Company’s executive officers is directly related to the overall financial and operating performance of the Company.

      The Compensation Committee structured the fiscal 2003 bonus plan based upon an incentive formula tied to a targeted level of operating earnings. Although the targeted level of operating earnings with respect to executive officers was not met during fiscal 2003, the Compensation Committee approved discretionary bonuses for executive officers, as well as for other management employees, based on improvements in operating earnings during the second half of fiscal 2003. The bonus amount approved with respect to each executive officer, including the Chief Executive Officer, was determined based on the subjective judgment of the members of the Compensation Committee (which, for executive officers other than the Chief Executive Officer, was based in part on the recommendation of the Chief Executive Officer) as to the relative contribution of each executive officer, as well as the relative salary level and time of service with the Company of each executive officer.

          Stock Options

      The Compensation Committee’s policy is to award stock options to the Company’s executive officers and other key employees in amounts reflecting the participant’s position and ability to influence the Company’s overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term growth of the Company, to join the interests of participants with the interests of shareholders of the Company, and to attract and retain qualified employees. The Compensation Committee’s policy has been to grant options with a term of up to seven years (generally with a five-year pro rata vesting) and to fix the exercise price of the options at the fair market values of the underlying shares on the date of grant. Such options will, therefore, only have value if the price of the underlying shares increases. The Compensation Committee’s general practice is to consider the granting of stock options after the end of each fiscal year and, in certain cases, upon hiring of the executive officer.

      The Compensation Committee granted options to executive officers during fiscal 2003, based upon the recommendation of the Chief Executive Officer. In making his recommendations, the Chief Executive Officer subjectively considered certain factors, including his perception of individual performance, the individuals’ contribution to the overall performance of the Company and the anticipated value of the executive’s contribution to the Company’s future performance, as well as the need to retain executives. The determination was not based on specific objectives and no specific weight was given to any of the factors considered. Mr. Davis received his options based on the subjective judgment of the Compensation Committee. Factors considered by the Compensation Committee in determining the terms of his options included the anticipated value of the Chief Executive Officer’s contribution to the Company’s future performance and the incentive to be provided to induce him to join the Company as its Chief Executive Officer.

By the Compensation Committee

James J. Morgan, Chairman
Paula L. Gavin
George A. Kellner

Performance Graph

      The following line graph compares the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company’s common stock from April 3, 1998 through March 28, 2003 with the cumulative total return of (i) the NASDAQ Stock Market-US Index, and (ii) a peer index group consisting of Standard Industrial Classification (“SIC”) Code 8351, which includes Child Care Services.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG CHILDTIME LEARNING CENTERS, INC.,
THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

	CHILDTIME		NASDAQ STOCK
MEASUREMENT PERIOD	LEARNING	PEER	MARKET
(FISCAL YEAR COVERED)	CENTERS, INC.	GROUP	(U.S.)

4/99	77.65	80.25	135.08

3/00	43.18	71.21	250.99

3/01	55.87	79.34	100.60

3/02	21.82	88.49	101.32

3/03	5.45	82.14	74.38

*	$100 invested on 4/3/98 in stock or index including reinvestment of dividends. Fiscal year ending March 31.

III. APPROVAL OF THE CHILDTIME LEARNING CENTERS, INC.
2003 EQUITY COMPENSATION PLAN

      The Company’s Board of Directors proposes that our shareholders approve the Childtime Learning Centers, Inc. 2003 Equity Compensation Plan (the “Plan”). The Plan permits the granting of the following “Awards”: (1) stock options, including both nonqualified options and incentive options, (2) stock appreciation rights (“SARs”), (3) restricted stock and restricted stock units (“RSUs”), (4) performance shares, and (5) other awards which are denominated or payable in, valued by reference to, or otherwise based on common stock, including rights to make an outright purchase of unrestricted or restricted stock (other stock-based awards), to key employees, outside directors, consultants and advisors of the Company and its subsidiaries.

      The Board of Directors believes that it is in the best interest of the Company and its shareholders to be able to offer Awards to key employees, outside directors, consultants and advisors in accordance with the terms of the Plan, in order provide incentives to such key employees, outside directors, consultants and advisors to make significant and extraordinary contributions to our long-term performance and growth, to join the interests of key employees, outside directors, consultants and advisors with the interests of our shareholders, and to facilitate attracting and retaining key employees, outside directors, consultants and advisors with exceptional ability. Under the Company’s current stock incentive plans, only 29,014 shares remain available for grant (as options or restricted stock) to officers and key employees and 40,000 shares remain available for option grant to outside directors.

      The full text of the Plan is set forth on Appendix A to this Proxy Statement. The major features of the Plan are summarized below, but each shareholder should review the Plan itself for a full understanding of its contents.

Administration; Plan Participants

      The Compensation Committee of the Board of Directors, which will be reconstituted to consist exclusively of two or more independent directors, will administer the Plan. The Plan authorizes the Compensation Committee to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Unless otherwise determined by the Board of Directors, the Compensation Committee’s determinations and interpretations under the Plan will be binding on participants. Under the Plan, the Company has agreed to indemnify the Compensation Committee members for reasonable expenses incurred in connection with the defense of any action, suit or proceeding involving any action or failure to act with respect to the Plan (other than matters where the Compensation Committee member is determined to have acted in bad faith).

      Participants are chosen by the Compensation Committee from among those individuals who are or who become key employees (including officers and directors who are also key employees) of the Company, outside directors, consultants and advisors who, in the judgement of the Compensation Committee, are or will become responsible for the Company’s direction and financial success. The Compensation Committee determines those eligible participants or classes of participants to be granted Awards, the type of Award and the terms and conditions of the Awards.

Amendment or Termination of the Plan

      The Plan may be terminated or amended at any time by the Board of Directors. Unless sooner terminated, the Plan will terminate ten years after its adoption by the Board of Directors, and no Awards may be awarded thereafter. The termination of the Plan will not affect the validity of any Award outstanding on the date of termination.

      For purposes of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors has the right, with or without approval of the Company’s shareholders, to amend or revise the terms of the Plan at any time; however, no such amendment or revision can (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual participants (other than anti-dilution adjustments), materially change the class of persons eligible to be participants under the Plan or establish additional and different business criteria on which performance share goals are based without approval or ratification of the Company’s shareholders; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

Maximum Awards

      Subject to adjustment as described below, Awards may be granted for a maximum of 1,500,000 shares of common stock during the term of the Plan. Under the Plan, if any shares subject to any Award are forfeited, or if any such Award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such Awards will be available for future Awards. In any event, the maximum number of shares with respect to which Awards may be granted to any individual during the term of the Plan may not exceed 1,500,000 shares. In addition, the aggregate fair market value (determined at the time an incentive option is granted) of shares with respect to which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000. The amount of cash and the value of any property paid to any individual during any calendar year in settlement of a performance share cannot exceed $1 million.

      The Compensation Committee, in its discretion, may adjust the number of shares which may be made the subject of new Awards or are then subject to outstanding Awards, the option price with respect to each outstanding stock option, the grant value with respect to outstanding SARs, and the aggregate number of shares available at any time under the Plan to reflect such events as a stock split, stock dividend, or other extraordinary corporate event. The Awards that may be granted under the Plan cannot presently be determined. In addition, nothing in the Plan prevents the Company or any of its affiliates from adopting or continuing in effect other or additional compensation arrangements.

Awards

      Awards granted under the Plan will be evidenced by a written agreement between the Company and each participant, which will be in accordance with the Plan and may contain restrictions and limitations that do not violate the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee may grant a participant one or more of the following Awards and any combination thereof:

      Stock Options and SARs. The Compensation Committee in its discretion may grant either incentive options meeting the definition of incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) or nonqualified options not meeting such definition, or any combination of incentive and nonqualified options. The option price for incentive options may not be less than 100% (110% for a participant owning 10% or more of our voting stock) of the fair market value of the common stock on the grant date. The option price for nonqualified options may not be less than 50% of the fair market value of the common stock on the grant date. Incentive options may only be granted to an employee of the Company or any of the subsidiaries in which the Company owns directly or indirectly 50% or more of the combined voting power of all classes of its stock.

      SARs may be granted in conjunction with or independent of any stock option granted under the Plan. A SAR granted in conjunction with a stock option may either be an alternative right or an additional right. The exercise of a SAR granted as alternative right will terminate the stock option to the extent of the number of shares with respect to which the SAR is exercised and vice versa. For SARs granted as an additional right, both the SAR and the stock option may be exercised. Upon exercise of a SAR, a participant is generally entitled to receive an amount equal to the difference between the fair market value of the shares with respect to which the participant exercises the SAR at the time of grant and the fair market value of the shares with respect to which the participant exercises the SAR at the time of exercise. This amount may be payable in cash or shares of common stock or any combination thereof.

      Incentive options and related SARs are generally nontransferable by a participant other than by will or the laws of descent and distribution and stock options and SARs will be exercisable, during the lifetime of the participant, only by the participant. However, the Compensation Committee in its discretion may permit the transfer of a nonqualified option or any related or independently granted SAR.

      At the time of exercise, the option price for the exercise of options must be paid in full in cash or, with the consent of the Compensation Committee, in common stock. In the discretion of the Compensation Committee, payment may also be made by (a) the Company retaining from the shares to be delivered upon exercise of the option that number of shares having the fair market value on the date of exercise equal to the option price, (b) by delivery of irrevocable instructions to a stock broker to promptly deliver to the Company full payment of the option price of the shares so purchased from the proceeds of the stock broker’s sale of, or loan against, such shares (a “Regulation T Stock Option Exercise”), or (c) if the Company has a stock repurchase program in effect, by requesting that the Company repurchase and retain the repurchase price for the number of shares having a fair market value equal to the option price. The Compensation Committee may also permit payment of all or part of the exercise price of a stock option by means of a promissory note of the participant.

      Restricted Stock Awards or RSUs. The Compensation Committee may grant restricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same Award. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but may, in the discretion of the Compensation Committee, receive dividend equivalents on such units. Upon termination of a participant’s employment for any reason, all shares or units which are still subject to restrictions will be forfeited; however if the termination results from death, permanent disability, retirement at a retirement age permitted under the Company’s retirement plan or policies, or is without cause or is under an agreement with the Company, the Compensation Committee may, in its discretion, release some or all of the shares or units from the restrictions. At the expiration of the restriction period, (i) with respect to restricted stock, the Company will deliver stock certificates to the participant or the legal representative of the participant’s estate or, if the shares were previously issued with a legend, the Company will reissue certificates without the legend, and (ii) with respect to RSUs, the Company will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. In the discretion of the Compensation Committee, the amount paid with respect to an RSU may be paid in cash, common stock, other property or any combination thereof and may be paid in a lump sum or in installments, currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent or a reasonable rate of interest on installment or deferred payment.

      Performance Shares. The Compensation Committee may grant to a participant the right to obtain performance shares. Unless otherwise determined by the Compensation Committee, rights to obtain performance shares are nontransferable. A participant’s right to obtain performance shares will be subject to the attainment of one or more pre-established performance goals over a performance period prescribed by the Compensation Committee. The performance goal will be established in writing no later than the earlier of 90 days after the start of a performance period or expiration of the first 25% of the performance period and while the outcome of the performance goal is substantially uncertain. The performance goals must be based on the following business criteria: free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of our company, or any of our subsidiaries, divisions or units. The Compensation Committee, in its discretion, will establish the specific targets and other details of the performance goal. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goal must prescribe an objective formula or standard under which a third party could compute the number of performance shares issuable to a participant. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the performance shares will be issued to a participant only after the expiration of the performance period and the Compensation Committee has certified in writing that the performance goal and any other material terms of the Award have been satisfied. No participant will have the rights of a shareholder with respect to performance shares until their actual issuance. In the discretion of the Compensation Committee, (i) a participant may defer the receipt of a performance share until a later time, and (ii) all or any portion of a performance share Award may be settled by payment of cash or other property in an amount not to exceed $1 million.

      Other Stock Based Awards. The Compensation Committee may grant participants other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock as are deemed by the Compensation Committee, in its discretion, to be consistent with the purpose of the Plan, provided that such grants must comply with applicable law. Without limitation, the Compensation Committee may permit a participant to make a current, outright purchase of common stock, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the common stock, with the price payable by the participant in such form and manner and at such time as determined by the Compensation Committee in its discretion.

Federal Income Tax Consequences

      The rules governing the tax treatment of stock options, SARs, restricted stock awards, RSUs and other stock-based awards, including treatment of stock acquired upon the exercise of a stock option or SAR, and the receipt or release from restriction of performance shares or other shares, are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

      Stock Options. Incentive options granted pursuant to the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of shares to such participant and within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive options or the transfer of shares upon their exercise.

      If shares subject to incentive options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. In general, such amount will be deductible by the Company for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

      A participant who acquires shares by exercise of a nonqualified option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. In general, such amount will be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

      Stock Appreciation Rights. A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year as long as the amounts constitute reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

      Restricted Stock Awards and RSUs. A participant who is granted a restricted stock award or an RSU under the Plan is not required to include the value of such shares or RSUs in ordinary income until the first time such participant’s rights in the shares or RSUs are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares or RSUs. In either case, the amount of such income will be equal to the fair market value of the shares or RSUs at the time the income is recognized. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

      Performance Shares. A participant who is granted a performance share Award will generally not recognize any income upon the grant of the Award. The participant will generally recognize as ordinary income the fair market value of the shares transferred upon the completion of the performance period and the attainment of the performance goal, and the Company will generally be entitled to a deduction equal to the fair market value of the shares transferred to the participant at that time as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

      Other Stock-Based Awards. A participant who is permitted to make an outright purchase of unrestricted common stock will recognize ordinary income at the time of purchase if and to the extent the purchase price is less than the fair market value of the common stock on the date of purchase. A participant who is permitted to make an outright purchase of restricted common stock, depending on the nature of the restrictions, will recognize ordinary income at the time the restrictions lapse if and to the extent the then value of the common stock exceeds the price paid by the participant, unless the participant makes an election under Section 83(b) of the Code to measure and recognize any income at the time of purchase. The Company will be entitled to a corresponding deduction equal to the amount of any ordinary income recognized by a participant who makes an outright purchase of common stock, at the time the participant recognizes the ordinary income, provided that such amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

      Section 162(m). Section 162(m), as added to the Code in 1993, denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. For this purpose, a covered employee means the Company’s chief executive officer and the Company’s four highest compensated officers (other than the chief executive officer). It is possible that compensation attributable to Awards under the Plan to a covered employee, when combined with all other types of compensation received by the covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and SARs awarded under the Plan that have an exercise price or base amount not less than the fair market value of the common stock on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to performance shares has also been structured to qualify for the performance-based compensation exclusion to the $1 million deduction limitation.

Withholding Payments

      If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, the Company must pay amounts for federal income or employment tax withholding, in the Compensation Committee’s discretion, either the Company will appropriately reduce the amount of stock, cash or other property to be paid to the participant or the participant must pay such amount to the Company to enable the Company to pay, or reimburse the Company for paying, such income or employment tax withholding. The Compensation Committee may, in its discretion, permit the participant to satisfy such withholding obligations (i) by, in whole or in part, electing to reduce the number of shares of common stock delivered or deliverable by the Company in respect of an Award, (ii) by electing to tender common stock back to the Company subsequent to receipt of such shares in respect of an Award, (iii) in the case of a Regulation T Stock Option Exercise, by irrevocably instructing the stock broker to promptly deliver (in addition to the option price) an amount equal to such withholding tax from the proceeds of the stock broker’s sale of or loan against some or all of the shares, or (iv) if the Company has a stock repurchase program in effect, by requesting that the Company repurchase (and retain the repurchase price of) that number of shares issuable or issued under the Plan having a then fair market value equal to the amount of withholding tax due. The Company also may withhold the amount of such taxes from any other sums or property due or to become due to the participant. The Company may also defer issuance of shares under the Plan until payment by the participant to the Company of the amount of any such tax. The Compensation Committee may make such other arrangements with respect to income or employment tax withholding as it may determine.

      The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan.

Accounting Treatment

      SARs will require a charge against the Company’s earnings each year representing appreciation in the value of such rights. In the case of SARs, such charge is based on the difference between the market value of the common stock on the date of grant and the current market price of the common stock. Upon a decline in the market price of the common stock subsequent to a charge against earnings related to the estimated costs of SARs, reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges against earnings).

      Restricted stock awards, RSUs, performance shares and outright stock purchases will require a charge against the Company’s earnings representing the value of any benefit conferred, which may be spread over any applicable restricted period. Such charge is based on the market value at the time the shares are transferred.

      Generally, neither the grant nor the exercise of an incentive option or a nonqualified option under the Plan requires any charge against earnings, if the exercise price of the option is equal to the fair market value of the shares on the date of grant. If the exercise price is below the fair market value of the shares on the date of grant, an earnings charge to the difference will be required either at the date of grant or possibly over the term of the option.

Allocation of Options

      All executive officer, non-executive directors and non-executive officer employees who are deemed to be “key employees” under the Plan will be eligible for Awards under the Plan. If the proposed Plan is approved, it is anticipated that awards will be granted to three of the Company’s executive officers, shortly thereafter, to give them the right to purchase shares of common stock at $0.90 per share: William D. Davis (100,000 shares), Frank M. Jerneycic (47,000 shares) and Scott W. Smith (27,000 shares). Other than as specified in the preceding sentence, the benefit and number of shares to be issued, if the Plan is approved, to the individuals or groups specified below, cannot be determined. Set forth below is a summary of benefit and number of shares issued under the Company’s 1995 Employee Stock Option Plan during the fiscal year ending March 28, 2003, to the individuals or groups specified below:

New Plan Benefits
Childtime Learning Centers, Inc. 1995 Employee Stock Option Plan

Number of shares of Common Stock
subject to Options Granted under
the 1995 Employee Stock Option
Plan in the Fiscal Year ended
Name and Position	March 28, 2003

William D. Davis	85,000
President and Chief Executive Officer
Frank M. Jerneycic	50,000
Chief Financial Officer and Treasurer
Scott W. Smith	5,000
Vice President of Human Resources
Leonard C. Tylka	0
Former Interim Chief Financial Officer and Treasurer
Karen R. Danner	0
Former Vice President of Corporate Operations
Executive Group (6 persons)	145,000
Non-Executive Director Group (7 persons)	0
Non-Executive Officer Employee Group	0

      The dollar value of these options cannot be determined because they depend on the market value of the underlying shares of Common Stock on the date of exercise. Generally, the value of the awards will equal (a) the excess, if any, of the fair market value of a share of the Company’s common stock (on the date of issuance) over the exercise price per share, multiplied by (b) the number of shares issued. As of the Record Date, the fair market value of the Company’s common stock, based on the closing price on such day (as reported on The Nasdaq SmallCap Market), was $2.51.

      Additional information regarding the Company’s equity compensation plans as of March 28, 2003 follows:

Equity Compensation Plan Information
(as of March 28, 2003)

			(b)	(c)
	(a)			Number of securities
	Number of securities			remaining available for
	to be issued upon		Weighted-average	future issuance under
	exercise of		exercise price of	equity compensation plans
	outstanding options,		outstanding options,	(excluding securities
Plan category	warrants and rights		warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	349,403	(1)	$6.91	325,597
Equity compensation plans not approved by security holders	297,500		$6.07	0

Total	646,903		$6.52	325,597

(1)	Does not include options for 400,000 shares approved by shareholders for grant to certain members of the Jacobson Partners Group during fiscal 2003, the grant of which did not become effective until consummation of the Company’s Rights Offering subsequent to March 28, 2003.

      The following is a brief summary of the equity compensation plans which have not been approved by the Company’s security holders:

1) Upon his appointment in January 2001 as Interim President and Chief Executive Officer, James J. Morgan was granted options to purchase 60,000 shares of the Company’s common stock at $7.00 per share. As originally granted, the options were to vest at the rate of 10,000 shares per month and were to expire January 2003. After his appointment in August 2001 as Chairman of the Board, the expiration of these options was extended to September 2006. At that time, Mr. Morgan was also granted options to purchase an additional 50,000 shares at $11.00 per share. These additional options vest after one year and expire September 2006. The options automatically vest upon a change of control of the Company.

2) In March 2001, the Interim Chief Financial Officer, Leonard C. Tylka was granted options to purchase 10,000 shares of the Company’s common stock at a price of $7.97 per share. These options vest evenly over 3 years and expire in March 2007. In September 2001, Mr. Tylka was granted additional options to purchase 20,000 shares at $11.00 per share. These additional shares vest in September 2002 and expire in September 2006. Mr. Tylka’s options automatically vest upon a change of control of the Company.

3) On June 26, 2002, in connection with the Company’s acquisition of substantially all of the assets of Tutor Time Learning Systems, Inc., the Company entered into an investment advisory agreement with Jacobson Partners. Upon consummation of the acquisition, Jacobson Partners was paid an advisory fee consisting of a cash payment of $333,334 and the issuance of 175,438 shares of the Company’s Common Stock.

4) On August 15, 2002, pursuant to a Stock Option Agreement, the Company granted to William D. Davis, its then newly-appointed President and Chief Executive Officer, an option to purchase 150,000 shares of the Company’s Common Stock, at an exercise price of $3.50. The option will vest annually in 20% increments (30,000 shares each) on August 15, 2003, and on each subsequent anniversary of the grant date. The option granted to Mr. Davis will expire on August 15, 2009.

5) On October 16, 2002, as an inducement to their acceptance of their appointment to the Company’s Board of Directors, each of Paula L. Gavin, Kenneth Johnsson and Brett D. Shevack were granted options to purchase 2,500 shares of the Company’s Common Stock at $1.50 per share. The options vest on the first anniversary of the grant date and expire in October 2007.

      The Board of Directors believes that the proposed Plan is in the best interests of the Company and its shareholders and, accordingly, is recommending the approval of the proposed Plan. The approval must be by a majority of the shareholders present, or represented by proxy, and entitled to vote at the Meeting. Shareholder abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining the outcome of this matter.

      The Board of Directors recommends a vote FOR the proposal to approve the Childtime Learning Centers, Inc. 2003 Equity Compensation Plan, and your proxy will be so voted unless you specify otherwise.

IV. MATTERS RELATING TO THE AUDIT COMMITTEE

Report of the Audit Committee of the Board of Directors

      The Audit Committee (“Committee”) operates under a formal written charter, which was approved on August 16, 2000, by the Board of Directors. The members of the Audit Committee as of March 28, 2003 were Jason K. Feld, Paula L. Gavin and Brett D. Shevack, each of whom were appointed to the Audit Committee in October 2002. Prior to October 2002, Milton H. Dresner, a former director of the Company, and James J. Morgan were members of the Audit Committee. Each of the current members of the Audit Committee is, and Mr. Dresner, during the term of his service on the Audit Committee was, independent as defined under the standards promulgated by the National Association of Securities Dealers. Mr. Morgan, who was appointed to the Audit Committee in January 2002, was not independent, as defined under such standards, due to the compensation paid to him under his consulting agreement with the Company, which ended in November, 2002, and his relationship with Jacobson Partners. See “Consulting Agreements” and “Compensation Committee Interlocks and Insider Participation” under Part II, “Compensation of Executive Officers,” above. The Board of Directors had determined to appoint Mr. Morgan to the Audit Committee, despite his lack of independence, because of his experience and knowledge in financial and accounting matters.

      The Committee’s primary function is to assist the Company’s Board of Directors in executing its oversight role with respect to the Company’s financial matters. This role includes: (1) monitoring the adequacy and integrity of the Company’s reporting processes, internal controls, and information management systems; (2) reviewing the independence and performance of the Company’s independent accountants; (3) monitoring Company compliance with various financial regulatory requirements; and (4) facilitating appropriate communications among the Board of Directors, senior management and the independent public accountants, PricewaterhouseCoopers LLP.

      The Committee has reviewed and discussed with management and the independent accountants the audited financial statements for the year ended March 28, 2003. In addition, the Committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received from its independent public accountants the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence from the Company and its management.

      The Committee has considered whether the provision of non-audit services to the Company by the independent public accountant is compatible with the public accountant’s independence and has concluded that it is.

      Based on the Committee’s reviews and discussions outlined above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2003.

Submitted by the Audit Committee of the Board of Directors:

Paula L. Gavin, Chairperson

Jason K. Feld
Brett D. Shevack

Audit and Non-Audit Fees

      The following table sets forth the aggregate fees billed to the Company for the fiscal year ended March 28, 2003, by the Company’s independent public accountants, PricewaterhouseCoopers LLP:

Audit fees, including reviews of quarterly reports on Form 10-Q	$289,000
Financial information system, design & implementation	0
All other fees	76,883

V. OTHER MATTERS

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 28, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with for fiscal 2003, except (a) each of Paula Gavin, Kenneth Johnsson and Brett Shevack filed a late Form 4 report with regard to an exempt grant of stock options awarded upon their appointment as directors of the Company; (b) Melanie de Vries filed a late Form 3 report due upon her appointment as an executive officer of the Company and a late Form 4 report with respect to an exempt grant of stock options made under the Company’s 1995 Employee Stock Option Plan; (c) Scott Smith filed a late Form 3 report due upon his appointment as an executive officer of the Company; (d) James Morgan filed two late Form 4 reports with respect to acquisitions of common stock arising out of his membership in the Jacobson Partners Group; (e) George Kellner amended two Form 4 reports to correct the number of acquired shares reported in each such report; (f) Benjamin Jacobson (as representative for the Jacobson Partners Group) filed an amendment to his Form 3 report to report additional holdings arising out of his membership in the Jacobson Partners Group, a late Form 4 report relating to an acquisition by another member of the Jacobson Partners Group, a late Form 4 report relating to the same acquisition, representing his indirect, pecuniary interest in such shares, a late Form 5 report to report additional holdings and an acquisition by certain members of the Jacobson Partners Group; and (g) Nathan Gantcher (a member of the Jacobson Partners Group) filed a late Form 4 report with respect to an for one acquisition of common stock.

Other Proposals

      Neither the Company nor the members of its Board of Directors intend to bring before the Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgement.

      A shareholder proposal which is intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices, 21333 Haggerty Road, Suite 300, Novi, MI 48375, by March 3, 2004, to be considered for inclusion in the Company’s Proxy Statement and proxy related to that meeting. Such proposals should be sent by certified mail, return receipt requested.

      Shareholder proposals to be presented at the Company’s 2004 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Company’s Proxy Statement and proxy related to that meeting, must be received by the Company no later than May 17, 2004 to be considered timely. Such proposals should be sent to the Company’s Secretary at the Company’s principal executive offices, 21333 Haggerty Road, Suite 300, Novi, MI 48375, by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company’s form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company’s form of proxy will vote the share represented by such proxies in accordance with their best judgment.

Auditors

      The Board of Directors has selected PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for fiscal 2004. PricewaterhouseCoopers LLP has served in such capacity since July 1990. Representatives from PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

By Order of the Board of Directors

IRA L. YOUNG
Secretary

Dated: July 1, 2003

Appendix A

CHILDTIME LEARNING CENTERS, INC.

2003 Equity Compensation Plan

      1.     Definitions: As used herein, the following definitions shall apply:

(a) “Award” shall mean any stock option, stock appreciation right, restricted stock, restricted stock unit, performance share award or other stock-based award granted under the Plan.

(b) “Committee” shall mean a committee consisting of two or more members of the Board of Directors of the Corporation, each of whom (1) shall be an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, and (2) may be a “non-employee director” as defined under Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any similar or successor provision, as appointed by the Board of Directors of the Corporation to administer the Plan.

(c) “Corporation” shall mean Childtime Learning Centers, Inc., a Michigan corporation, or any successor thereof.

(d) “Discretion” shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a Participant (as hereinafter defined) in a manner consistent with the treatment afforded other Participants with respect to the Plan.

(e) “Incentive Option” shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

(f) “Nonqualified Option” shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code.

(g) “Other stock-based award” shall mean any right granted under Paragraph 20 of the Plan.

(h) “Participant” shall mean any individual or class of individual designated by the Committee under Paragraph 6 for participation in the Plan who is or becomes (i) a key employee (including an officer or director who is also a key employee) of the Corporation or any Subsidiary, (ii) a director who is not an employee of the Corporation or any Subsidiary (hereinafter sometimes referred to as an “outside director”), and (iii) a consultant or advisor of the Corporation or any Subsidiary.

(i) “Performance share” shall mean a grant of Common Stock of the Corporation upon the attainment of one or more performance goals during a performance period established by the Committee, as provided in Paragraph 19.

(j) “Plan” shall mean this Childtime Learning Centers, Inc. 2003 Equity Compensation Plan.

(k) “Restricted stock” shall mean a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(l) “Restricted stock unit” shall mean a grant of a right to obtain the value of a share of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(m) “Stock appreciation right” shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

(n) “Subsidiary” shall mean any corporation, limited liability company, partnership or any other entity in which the Corporation owns, directly or indirectly, stock or other ownership interest therein, possessing more than twenty-five percent (25%) of the combined voting power of all classes of stock or other ownership interest.

      2.     Purpose of Plan: The purpose of the Plan is to provide key employees (including officers and directors who are also key employees), outside directors, consultants and advisors of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees, outside directors, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees, outside directors, consultants and advisors with exceptional abilities.

      3.     Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons to be granted Awards, the type of Awards and the amount or maximum amount of stock or rights covered by Awards to be granted to each such person or class of person, and the terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

      4.     Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

      5.     Maximum Number of Shares Subject to Plan: The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate 1,500,000 shares of Common Stock of the Corporation (subject to adjustments as provided in this Paragraph 5). Any shares that are delivered by the Corporation, and any awards or grants that are made by, or become obligations of, the Corporation through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards or grants previously made by an acquired company, shall not be counted against the number of shares available under the Plan. Consistent with the purpose of the Plan and with a view to avoiding over or under counting, the Committee shall, in its Discretion, determine the number of shares to charge against the shares remaining available under the Plan as a result of the grant or settlement of Awards made under the Plan. If any shares covered by an Award or to which an Award relates are forfeited, or if an Award otherwise terminates without the delivery of shares or of other consideration, then the shares covered by such Award, or to which such Award relates, or the number of shares otherwise counted against the aggregate number of shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

      The maximum number of shares with respect to which Awards may be granted to any Participant during the term of the Plan shall not exceed 1,500,000 shares of Common Stock of the Corporation (subject to adjustments as provided in this Paragraph 5). All shares with respect to which an Award is granted shall be counted for purposes of this per-person share limitation, regardless of whether the Participant did not realize the benefit of the Award as a result of forfeiture, cancellation, expiration, termination or other event. If a stock option or a stock appreciation right is modified after grant to reduce its exercise price or grant value, the modified stock option or stock appreciation right shall be treated as a newly granted stock option or stock appreciation right for purposes of this per-person share limitation, with the shares covered by both the original and the modified grant counting against the number of available shares under this per-person limitation.

      The number of shares with respect to each outstanding Award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, the aggregate number of shares available at any time under the Plan, and the maximum number of shares with respect to which Awards may be made to an individual Participant during the term of the Plan shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no Awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding Award.

      6.     Participants: The Committee shall determine and designate from time to time, in its Discretion, those individuals who are or who become key employees (including officers and directors who are also key employees), outside directors, consultants or advisors of the Corporation or any Subsidiary to receive Awards who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary. Subject to the provisions of the Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, key employees, outside directors, consultants or advisors of the Corporation or any Subsidiary; provided, however, that (i) for all purposes of the Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes an employee, outside director, consultant or advisor of the Corporation or any Subsidiary, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the type or types of Awards and the number or maximum number of shares to be covered by such Awards.

      7.     Written Agreement: Each Award granted under the Plan shall be evidenced by a written agreement between the Corporation and the Participant which shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

      8.     Allotment of Shares: Subject to the terms of the Plan, the Committee shall determine and fix, in its Discretion, the number or maximum number of shares with respect to which each Participant may be granted Awards; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or Subsidiary of the Corporation) exceeding $100,000.

      9.     Stock Options: Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof; provided, however, that an Incentive Option may only be granted to an employee of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Subsidiary is treated as a disregarded entity owned by the Corporation, or (ii) the Subsidiary is a corporation (or is treated as a disregarded entity owned by a corporation) fifty percent or more of the combined voting power of all classes of stock of which is owned, directly or indirectly, by the Corporation. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

      10.     Stock Option Price: Subject to the rules set forth in this Paragraph 10, the Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 50% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation’s stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date or, if there are no sales on such date, on the next preceding or following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

      11.     Payment of Stock Option Price: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation which is acceptable to the Committee, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares (a “Regulation T Stock Option Exercise”). In the event the Corporation then has in effect a stock repurchase program, in its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to exercise an option and pay the option price by delivering to the Corporation a written notice of exercise which includes a request that the Corporation repurchase (and retain the repurchase price of) that number of the option shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

      12.     Stock Appreciation Rights: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

(a) the stock appreciation right will expire no later than the Incentive Option;

(b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

(c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

(d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

(e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

      Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash, in shares of Common Stock of the Corporation, in other property or any combination thereof.

      13.     Granting and Exercise of Stock Options and Stock Appreciation Rights: Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee; provided, however, that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by payment for the shares with respect to which the stock option is exercised as provided in Paragraph 12 (unless the Committee, in its Discretion, permits a cashless form of option exercise permitted by Paragraph 12). Except as provided in Paragraph 17, stock options and stock appreciation rights may be exercised only while the Participant is an employee, outside director, consultant or advisor, as the case may be, of the Corporation or a Subsidiary. Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

      14.     Non-transferability of Stock Options and Stock Appreciation Rights: No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, in its Discretion and subject to such terms and conditions as it may prescribe, the Committee may permit a Participant to transfer a Nonqualified Option or a related or independently granted stock appreciation right.

      15.     Term of Stock Options and Stock Appreciation Rights: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or any parent or Subsidiary, such option shall expire not more than five (5) years after the date of granting thereof.

      16.     Continuation of Employment: The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or a stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain an employee, consultant, advisor or outside director of the Corporation or a Subsidiary, as the case may be, for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee, and the Committee may further require, in its Discretion, that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants that the Committee may require as a condition precedent to the exercise of a stock option or a stock appreciation right.

      17.     Termination of Employment: If the employment of an employee Participant terminates, if the consultancy or advisorship of a consultant or advisor Participant terminates, or if an outside director Participant ceases to be a director (hereinafter collectively referred to as a “termination of employment”), the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (a) for a period not to exceed three months following such termination of employment (or one year following termination of employment on account of the Participant’s death or permanent disability) with respect to Incentive Options or related stock appreciation rights, and (b) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. In no event, however, shall a stock option or a stock appreciation right be exercisable subsequent to its expiration date. A stock option or stock appreciation right may only be exercised after a Participant’s termination of employment to the extent exercisable on the date of termination of employment; provided, however, that if the termination of employment is due to the Participant’s death, permanent disability or retirement at a retirement age permitted under the Corporation’s or Subsidiary’s retirement plan or policies, or if the termination of employment results from action by the Corporation or a Subsidiary without cause or from an agreement between the Corporation or a Subsidiary and the Participant (hereinafter collectively referred to as a “qualifying termination of employment”), the Committee, in its Discretion, may permit all or part of the stock options and stock appreciation rights granted to such Participant to thereupon become exercisable in full or in part. For purposes of this Paragraph 17 and any other provision of the Plan where the term is used, the Committee’s definition of “cause” shall be final and conclusive.

      18.     Restricted Stock or Restricted Stock Units: Subject to the terms of the Plan, the Committee may award Participants shares of restricted stock and/or the Committee may grant Participants restricted units with respect to a specified number of shares of stock. All shares of restricted stock and all restricted stock units granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a) At the time of each award of restricted shares or restricted stock units, there shall be established for the shares or units a restricted period, which period may differ among Participants and may have different expiration dates with respect to portions of shares or units covered by the same award.

(b) Shares of restricted stock or restricted stock units awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares or units. Except for such restrictions on transfer, a Participant may be provided all of the rights of a shareholder in respect of restricted shares including, but not limited to, the right to receive dividends on, and the right to vote, the shares. A Participant shall have no ownership interest in shares of stock with respect to which restricted stock units are granted; provided, however, that the Committee may, in its Discretion, permit payment to such Participant of dividend equivalents on such units equal to the amount of dividends, if any, which are paid on that number of shares with respect to which the restricted stock units are granted.

(c) If there is a termination of employment of a Participant, all shares or units theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event of a qualifying termination of employment, the Committee may, in its Discretion, release some or all of the shares or units from the restrictions.

(d) Shares of restricted stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates. If stock certificates are issued in respect of shares of restricted stock, such certificates shall be registered in the name of the Participant, deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

(e) At the expiration of the restricted period applicable to restricted shares, the Corporation shall deliver to the Participant or the legal representative of the Participant’s estate stock certificates for such shares. If stock certificates were previously issued for the shares and a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

(f) At the expiration of the restricted period applicable to restricted stock units, the Corporation shall pay to the Participant an amount equal to the then fair market value of the shares. In the Discretion of the Committee, such amount may be paid in cash, stock, other property or any combination thereof. Moreover, in the Discretion of the Committee, such amount may be paid in a lump sum or in installments, currently upon expiration of the restricted period or on a deferred basis, with provision for the payment or crediting of a dividend equivalent or reasonable rate of interest on installment or deferred payments in the Discretion of the Committee.

In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares.

      19.     Performance Shares: The Committee may grant to a Participant the right to obtain performance shares subject to the following terms and conditions:

(a) The Participant’s right to obtain performance shares shall be subject to attainment of one or more performance goals over a performance period prescribed by the Committee.

(b) The performance goal applicable to an award to a Participant of the right to obtain performance shares shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total stockholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal shall be established by the Committee in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained.

(c) The performance goal applicable to an award to a Participant of the right to obtain performance shares shall be established by the Committee in writing at any time during the period beginning on the date of the award and ending on the earlier of (i) ninety (90) days after commencement of the performance period applicable to the award, or (ii) expiration of the first 25% of the performance period; provided, however, that there must be substantial uncertainty whether a performance goal will be attained at the time it is established by the Committee.

(d) The performance goal established by the Committee must prescribe an objective formula or standard, that could be applied by a third party having knowledge of the relevant performance results, to compute the number of performance shares issuable to the Participant if the goal is attained.

(e) Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, performance shares shall be issued to a Participant only after (i) expiration of the performance period and attainment of the performance goal applicable to the award, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal and any other material terms of the award have been attained or satisfied.

(f) No Participant shall have any of the rights of a shareholder of the Corporation in respect of the shares covered by a performance share award until the actual issuance of the shares to said Participant and, prior to such issuance, no adjustments shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

(g) In its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to elect to defer receipt of performance shares to a time later than the time the shares otherwise would be issued to the Participant. In such event, the Committee may, in its Discretion, provide for the payment by the Corporation of an additional amount representing interest at a reasonable rate or the actual rate of return on one or more predetermined specific investments, as determined by the Committee.

(h) In the Discretion of the Committee, in lieu of settling a performance share award by issuance of shares of Common Stock of the Corporation to a Participant, all or a portion of the award may be settled by payment of cash or other property to the Participant in an amount or having a value equal to the then value of the otherwise issuable shares; provided, however, that the amount of cash and the value of any other property paid to any Participant during any calendar year in settlement of a performance share award shall not exceed $1,000,000.

(i) Unless otherwise determined by the Committee, performance shares or rights therein awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual issuance of the shares to the Participant.

(j) In its Discretion, the Committee may subject a performance share award to a Participant to any other terms or conditions not inconsistent with the foregoing, including, without limitation, a requirement that the Participant remain an employee of the Corporation or a Subsidiary (including at or above a specified salary grade), or that the Participant remain a consultant, advisor or outside director of the Corporation or a Subsidiary, for the entire performance period applicable to the award.

      Performance share awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 19 (and the other provisions of the Plan relating to performance share awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 19 or the terms of outstanding performance share awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

      20.     Other Stock-Based Awards: The Committee may grant to Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock of the Corporation as are deemed by the Committee, in its Discretion, to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Without limitation, the Committee may permit a Participant to make a current, outright purchase of shares of Common Stock of the Corporation, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the shares, with the price payable by the Participant in such form and manner and at such time as determined by the Committee in its Discretion.

      21.     Investment purpose: If the Committee, in its Discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation’s obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant’s acquisition of shares of stock shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

      22.     Rights to Continued Employment: Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment or service as an employee, consultant, advisor or outside director of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person’s employment or service at any time with or without cause.

      23.     Withholding Payments: If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Corporation or a Subsidiary any amount for income or employment tax withholding, in the Committee’s Discretion, either the Corporation shall appropriately reduce the amount of stock, cash or other property to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation in respect of an Award appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to receipt of such stock in respect of an Award. The Corporation or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Corporation or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Corporation may also defer issuance of stock under the Plan until payment by the Participant to the Corporation or any of its Subsidiaries of the amount of any such tax. In the case of a Regulation T Stock Option Exercise, the Committee may in its Discretion permit the Participant to irrevocably instruct a stock broker to promptly deliver to the Corporation an amount (in addition to the option exercise price) equal to any withholding tax owing in respect of such option exercise from the proceeds of the stock broker’s sale of or loan against some or all of the shares. In the event the Corporation then has in effect a stock repurchase program, in its discretion and subject to such terms and conditions as it may impose, the Committee may permit Participants to satisfy their withholding tax obligations by requesting that the Corporation repurchase (and retain the repurchase price of) that number of shares issuable or issued under the Plan having a then fair market value equal to the amount of withholding tax due. The Committee may make such other arrangements with respect to income or employment tax withholding as it shall determine.

      24.     Change in Control: Notwithstanding any other provision of the Plan or any provision of a grant or award agreement, in the event the Committee determines that there has been or will be a change in control of the Corporation or of any Subsidiary, the Committee may, without the consent of the holder, provide for any treatment of outstanding Awards which it determines, in its Discretion, to be appropriate. Such treatment may include, without limitation, acceleration of vesting of stock options and stock appreciation rights, release of restrictions applicable to restricted stock or restricted stock units, or deeming performance share awards to have been earned. In determining whether there has been or will be a change in control of the Corporation or of any Subsidiary, the Committee may utilize a definition it deems appropriate of a change in control, including any such definition contained in any existing agreement between the Corporation or a Subsidiary and one of its senior executives.

      25.     Effectiveness of Plan: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within twelve (12) months of that date. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to shareholder approval of the Plan. Without limitation, no stock option or stock appreciation right may be exercised and no performance or other shares may be issued prior to shareholder approval, and any restricted stock or restricted stock units awarded are subject to forfeiture if such shareholder approval is not obtained.

      26.     Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated by the Board of Directors, the Plan shall terminate on the date ten (10) years after its adoption by the Board of Directors, and no Awards may be granted thereafter. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors of the Corporation shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual Participants (subject, however, to the provisions of Paragraph 5), materially change the class of persons eligible to be Participants under the Plan, establish additional and different business criteria on which performance share goals are based, or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

☐	Mark this box with an X if you have made changes to your name or address details below.

Annual Meeting Proxy Card

A Election of Directors
The Board of Directors Recommends a Vote FOR the listed nominees.

1. Election of Directors: 3 year term Nominees:			2. Election of Directors: 1 year term Nominee:

	For	Withhold		For	Withhold

01. Benjamin R. Jacobson	☐	☐	03. Kenneth Johnsson	☐	☐

02. Brett D. Shevack	☐	☐

B Issues
The Board of Directors recommends a vote FOR the following proposal

2. The approval of the Childtime Learning Centers, Inc. 2003 Equity Compensation Plan	For ☐	Against ☐	Abstain ☐

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Joint owners should indicate capacity in which they are signing. Trustees, Executors, etc., should indicate capacity in which they are signing.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

[ ]	[ ]	[ / / ]

Proxy — Childtime Learning Centers, Inc.

Meeting Details

Address
Proxy Solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders — July 30, 2003

The undersigned appoints William D. Davis and Frank M. Jerneycic and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Childtime Learning Centers, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held on July 30, 2003 or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named on this proxy, the approval of the proposed plan and in the discretion of the proxies on any other matter that may properly come before the meeting.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)